UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2017

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Tiptree Inc. (the “Company”) held its Annual Meeting of Stockholders (the “2017 Annual Meeting”) on June 6, 2017. The matters voted upon at the 2017 Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of Board of Directors:

Name of Director	For	Withheld	Broker Non-Vote
Paul M. Friedman	18,591,988	1,926,281	3,900,814
Bradley E. Smith	16,083,456	4,434,813	3,900,814

All director nominees were duly elected.

Proposal 2: Approval of the Company’s 2017 Omnibus Incentive Plan:

For	Against	Abstain	Broker Non-Vote
19,798,672	714,897	4,700	3,900,814

Proposal 2 was approved.

Proposal 3: Ratification of selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

For	Against	Abstain	Broker Non-Vote
24,410,730	3,576	4,777	0

Proposal 3 was approved.

Proposal 4: Approval in an advisory (non-binding) vote, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
14,857,551	5,191,531	469,187	3,900,814

Proposal 4 was approved.

Proposal 5: Advisory (non-binding) vote on whether a stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years:

1 Year	2 Years	3 Years	Abstain
4,091,970	461,643	15,940,510	24,146

3 Years received the highest number of all the votes cast at the 2017 Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	June 6, 2017	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Chief Executive Officer